Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256258

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Ordinary shares, no par value per share	$300,000,000	$27,810.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form F-3ASR (Reg. No. 333-256258).

PROSPECTUS SUPPLEMENT

(To prospectus dated May 18, 2021)

NAKED BRAND GROUP LIMITED

Up to US$300,000,000 of Ordinary Shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our ordinary shares, without par value (“Ordinary Shares”). In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US$300,000,000, through Maxim, acting as our exclusive sales agent.

Sales of Ordinary Shares, if any, under this prospectus supplement and accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”). Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for the sales of Ordinary Shares sold under the Sales Agreement will be 3% of the gross proceeds that we receive from the sales. We also have agreed to reimburse Maxim up to US$30,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” beginning on page S-25 for additional information regarding the compensation to be paid to Maxim. In connection with the sale of the Ordinary Shares on our behalf, Maxim will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our Ordinary Shares trade on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the symbol “NAKD.” The last sale price of our Ordinary Shares on Nasdaq was US$0.668 per share on November 5, 2021. Our share price recently has experienced the effects of such extreme volatility. For example, between January 1, 2021 and March 31, 2021, the highest intra-day sale price of our Ordinary Shares on Nasdaq was US$3.40 per share and the lowest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.19 per share. During this period of the highest volatility, we did not make any announcements regarding our financial condition or results of operations, although we did announce a planned restructuring on January 21, 2021. While the price of our Ordinary Shares experienced less volatility during subsequent periods, it remained subject to substantial price movements. Between April 1, 2021 and October 29, 2021, the highest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.77 per share and the lowest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.51 per share. Accordingly, the market price of the Ordinary Shares may fluctuate dramatically, and may decline rapidly, after you purchase shares in this offering, irrespective of any developments in our business.

We have entered into a definitive stock purchase agreement providing for us to complete a combination (the “Combination”) with Cenntro Automotive Group Limited, a Hong Kong company (“CAG HK”), Cenntro Automotive Corporation, a Delaware corporation (“CAC”), and Cenntro Electric Group, Inc., a Delaware corporation (“CEG”, and, collectively with CAG HK and CAC, “Cenntro”). See “Prospectus Supplement Summary.”

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 8 of the accompanying base prospectus and in the reports incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is November 8, 2021.

You should rely only on the information contained in this prospectus supplement, the base prospectus, and the documents we incorporate by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the base prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademarks include Frederick’s of Hollywood and other related trademarks. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-249547) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of US$300,000,000 of our Ordinary Shares. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Ordinary Shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

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NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus supplement include, among other things, statements relating to:

●	our restructuring initiatives;

●	expectations regarding industry trends and the size and growth rates of addressable markets;

●	our business plan and our growth strategies, including our planned Combination with Cenntro as described below; and

●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following:

Risks and Uncertainties Relating to the Combination with Cenntro

●	our ability to complete the Combination with Cenntro as described below;

●	our ability to realize the benefits of the Combination with Cenntro;

●	Cenntro’s future financial performance, including expectations regarding revenue, expenses and other operating results;

●	Cenntro’s ability to establish new channel partners and successfully retain existing channel partners;

●	Cenntro’s ability to anticipate market needs and develop and introduce new and enhanced vehicles to adapt to changes in its industry;

●	Cenntro’s ability to achieve or sustain profitability;

●	Cenntro’s ability to successfully enter new geographic markets and manage international expansion;

●	future investments in Cenntro’s business, its anticipated capital expenditures and its estimates regarding capital requirements;

●	Cenntro’s expectations concerning relationships with its supply chain providers;

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●	Cenntro’s ability to promote its brand;

●	Cenntro’s reliance on key personnel and its ability to identify, recruit and retain skilled personnel;

●	Cenntro’s ability to protect its intellectual property rights and any costs associated therewith;

●	the inherent risks related to the electric commercial vehicle industry;

●	Cenntro’s ability to compete effectively with existing and new competitors;

●	Cenntro’s compliance with applicable regulatory developments and regulations that currently apply or become applicable to its business;

Risks and Uncertainties Relating to our Existing Business

●	our reliance on our Frederick’s of Hollywood brand;

●	our ability to protect or preserve our brand image and proprietary rights;

●	our ability to satisfy changing consumer preferences;

●	an economic downturn affecting discretionary consumer spending;

●	our ability to manage our growth effectively;

●	the success of our business restructuring;

●	our ability to raise any necessary capital;

●	poor performance during our peak season affecting our operating results for the full year;

●	our ability to manage our product distribution given our reliance on third-party distribution/fulfilment;

●	the success of our marketing programs;

General Risks and Uncertainties

●	our ability to raise any necessary capital;

●	our ability to manage our growth effectively;

●	business interruptions because of a disruption at our headquarters;

●	fluctuations in raw materials costs or currency exchange rates; and

●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2020 (the “Annual Report”). Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Unless otherwise stated in this prospectus, “we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations; “FOH” refers to FOH Online Corp., our operating subsidiary; and “Bendon” refers to Bendon Limited, formerly one of our operating subsidiaries.

On December 20, 2019, we completed a reverse stock split of our Ordinary Shares, pursuant to which every 100 Ordinary Shares outstanding as of the effective time of the reverse stock split were combined into one Ordinary Share. All share and per share information in this prospectus supplement is presented on post-reverse split basis.

Overview

We are a designer and e-commerce retailer of women’s intimates apparel, sleepwear and swimwear. We sell products under the licensed brand, Frederick’s of Hollywood in the U.S. We are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra and the padded bra to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

We previously sold products through the Bendon business in Australia and New Zealand. On January 21, 2021, we announced plans to undertake a transformative restructure in which we would dispose of our bricks-and-mortar operations in order to focus exclusively on our e-commerce business. To that end, on April 30, 2021, we signed a conditional share sale agreement (the “Bendon Share Sale Agreement”) and simultaneously consummated the sale of all of the issued share capital in Bendon as contemplated thereby (the “Bendon Sale”). The purchasers of Bendon were JADR Holdings Pty Limited as trustee for the JDR Family Trust No 2, an entity affiliated with Justin Davis-Rice, our Chief Executive Officer, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, our former Chief Executive Officer. As a result of the Bendon Sale, our sole operating subsidiary is FOH, through which we hold the Frederick’s of Hollywood global online license.

We also previously sold products under the Heidi Klum and Naked brands. On January 31, 2020, we entered into a termination agreement with Heidi Klum and Heidi Klum Company, LLC, which provides for the termination of the license agreement between the parties. We were permitted to continue selling existing Heidi Klum branded products, as well as Heidi Klum branded products manufactured on or prior to June 30, 2020 under existing contracts. The right to continue selling such products expired on January 31, 2021. On January 28, 2020, we sold all of our right, title and interest in the Naked brands to Gogogo SRL. We were permitted to continue selling any inventory bearing the Naked brand that was in existence as of the closing.

The Combination with Cenntro and Related Transactions

On November 5, 2021, we entered into a definitive stock purchase agreement providing for us to complete the Combination with Cenntro. Concurrently with the execution of the definitive agreement for the Combination, we entered into a definitive loan agreement for, and funded, a US$30 million secured loan (the “Loan”) to Cenntro.

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Cenntro is a designer and manufacturer of electric light- and medium-duty commercial vehicles (“ECVs”). Cenntro’s purpose-built ECVs are designed to serve a variety of corporate and governmental organizations in support of city services, last-mile delivery and other commercial applications. As of June 30, 2021, Cenntro had sold or put into service more than 3,100 units of its first ECV model, the Metro®, in 16 countries across North America, Europe and Asia. The Metro® has been driven over seven million miles by commercial end-users in China alone. Cenntro plans to introduce four new ECV models to serve the light- and medium-duty market by the end of 2021. Its mission is to leverage its technological and research and development capabilities in areas such as vehicle design, digital component development, vehicle control software, and “smart” driving to become a technology leader in the ECV market.

In addition, we have entered into (i) the Sales Agreement and (ii) a definitive agreement for a private placement to certain accredited investors of US$30 million of Ordinary Shares and warrants to purchase Ordinary Shares (the “November 2021 Private Placement”).

Attached to the Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 8, 2021, and incorporated herein by reference, is additional information relating to the Combination and Cenntro, including risk factors relating to the Combination and Cenntro, Cenntro’s management’s discussion and analysis of financial condition and results of operations, a description of Cenntro’s business, pro forma combined financial information, and the consolidated financial statements of Cenntro. Shareholders of NBG other interested parties are encouraged to carefully read the Report of Foreign Private Issuer on Form 6-K, including the information attached thereto and the exhibits thereto, because it contains important information about the Combination and Cenntro.

The Combination

Acquisition Agreement

On November 5, 2021, we entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Cenntro Automotive Group Limited, a Cayman Islands company (“CAG”), and CAG HK, CAC and CEG, each a wholly owned subsidiary of CAG.

Pursuant to the Acquisition Agreement, we will purchase from CAG, and CAG will sell to us (the “Acquisition”), (i) all of the issued and outstanding ordinary shares of CAG HK (the “CAG HK Shares”), (ii) all of the issued and outstanding shares of common stock, par value $0.001 per share, of CAC (the “CAC Shares”), and (iii) all of the issued and outstanding shares of common stock, par value $0.001 per share, of CEG (the “CEG Shares” and, together with the CAG HK Shares and the CAC Shares, the “Cenntro Shares”).

The consummation of the Acquisition (the “Closing”) is expected to occur by December 31, 2021, after the required approval by our shareholders and the shareholders of CAG and the satisfaction or waiver of the other closing conditions set forth in the Acquisition Agreement, including the conditions that we have cash of at least US$282 million immediately prior to the Closing, that we have liabilities of no more than $10 million in the aggregate immediately prior to the Closing, and that Nasdaq have approved the initial listing application in connection with the Acquisition with respect to the Acquisition Shares (as defined below) and the Acquisition Shares have been approved for listing on Nasdaq as of the Closing.

There can be no assurance, however, that the closing conditions set forth in the Acquisition Agreement will be satisfied or waived. For instance, we may be unsuccessful in completing Additional Financings (as defined below) in order to satisfy the US$282 million minimum cash condition, Nasdaq may not approve the initial listing application, or our shareholders or the shareholders of CAG may not approve the Acquisition. Accordingly, there can be no assurance that the Acquisition will be consummated on the terms described in this prospectus, or at all.

The aggregate purchase price for the Cenntro Shares will be a number of Ordinary Shares (the “Acquisition Shares”) equal to seven-thirds (7/3) times (i) the number of our fully diluted Ordinary Shares outstanding immediately prior to the Closing (as determined in accordance with the Acquisition Agreement and described below), less (ii) the number of Ordinary Shares underlying the Converted Options (as defined below). Promptly following the Closing, CAG will distribute the Acquisition Shares to the holders of capital stock of CAG in accordance with the distribution described in the Acquisition Agreement. Each CAG employee stock option outstanding immediately prior to the Closing will be converted into an option to purchase a number of Ordinary Shares equal to the number of CAG shares for which such stock option was exercisable immediately prior to the Closing multiplied by the Exchange Ratio (as defined below) at an option exercise price equal to the exercise price per share of such stock option immediately prior to the Closing divided by the Exchange Ratio, as determined in accordance with the Acquisition Agreement (the “Converted Options”). Following the Closing, the Acquisition Shares will be registered for resale with the SEC by us.

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The number of fully diluted Ordinary Shares outstanding, as determined in accordance with the Acquisition Agreement, will be equal to the sum of (i) the number of issued and outstanding Ordinary Shares (including restricted stock) immediately prior to the Closing, plus (ii) the number of Ordinary Shares underlying restricted stock units and performance units and issuable upon the exercise, conversion or other exchange of options, warrants, preferred shares, convertible debt securities, or similar rights issued outstanding immediately prior to the Closing or that a third party otherwise has the right to acquire. However, the number of fully diluted Ordinary Shares outstanding will exclude (i) a number of Ordinary Shares issued in up to $100 million of Additional Financings that corresponds to the amount of cash in excess of US$282 million held by us immediately prior to the closing divided by the volume weighted average price, based on the greater of (A) the additional financing price per share and (B) the additional financing floor price per share, of the Ordinary Shares issued in such Additional Financings, as determined in accordance with the Acquisition Agreement, and (ii) the Ordinary Shares issuable under the Incentive Award (as defined below) granted to Justin Davis-Rice, our Executive Chairman and Chief Executive Officer.

The exchange ratio, as determined in accordance with the Acquisition Agreement, will be equal to (i) (a) the Acquisition Shares, less the number of Acquisition Shares distributable by CAG to the holders of its preferred shares in satisfaction of their liquidation preference, as determined in accordance with the Acquisition Agreement, multiplied by (b) the ratio of (I) the aggregate number of shares of CAG capital stock underlying the CAG employee stock options that are outstanding immediately prior to the Closing over (II) the fully diluted shares of CAG capital stock outstanding, divided by (ii) the aggregate number of shares of CAG capital stock underlying the CAG employee stock options that are outstanding immediately prior to the Closing (the “Exchange Ratio”).

Independent Expert

We have commissioned an independent expert to provide a report as to whether the Acquisition is fair and reasonable to our shareholders. As of the date of this report, the independent expert has not provided its final report to us. There can be no assurance that the independent expert will find that the Acquisition is both fair and reasonable to our shareholders, especially in light of the uncertainties in valuing an emerging company like Cenntro, which is in an early stage of development and operates in an industry with numerous other early stage participants.

Interests of Management

Certain of our executive officers have interests in the Acquisition that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the Acquisition and in recommending it to shareholders. These interests include, among other things, the fact that:

Phantom Warrants. In January 2021, our board of directors granted to Justin Davis-Rice, our Executive Chairman and Chief Executive Officer, phantom warrants (the “Phantom Warrants”) with a strike price equal to US$0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The Phantom Warrants vest in three tranches, with the first tranche having vested immediately, the second tranche having vested on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of the outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, we will net cash settle the Phantom Warrants. The first and second tranches have both been exercised and settled. In order to facilitate the Combination, an agreement was reached for the payment due under the third tranche to be accelerated upon consummation of the Acquisition and for the NBG ordinary shares issued in the Acquisition to be included in the determination of the settlement amount. Based on the assumptions described in “—Pro Forma Ownership” below, we estimate that Mr. Davis-Rice’s associated entity will receive approximately US$11.9 million in settlement of the Phantom Warrants. The actual amount may be substantially more or less than this estimate, depending on the future market price of the Ordinary Shares and the number of Ordinary Shares issued in this offering and the November 2021 Private Placement.

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Incentive Award. In September 2021, NBG’s board of directors granted to an entity associated with Mr. Davis-Rice an incentive award (the “Incentive Award”), as follows: on the first, second and third anniversary of the grant of the award, Mr. Davis-Rice’s associated entity will be granted Ordinary Shares with a market value equal to 1.5% of the increase in our total market capitalization since the grant of the award. The market value of the Ordinary Shares to be issued and the total market capitalization will be determined based on the daily VWAP for the Ordinary Shares for the five trading days immediately prior to the applicable anniversary. The payment of the Incentive Award will be accelerated in the event of a change in control of our company (including the Combination with Cenntro), and the Ordinary Shares issued in the change in control generally will be included in determining the total market capitalization (and will be so included in the case of the Combination with Cenntro). Based on the assumptions described in “—Pro Forma Ownership” below, we estimate that we will issue approximately 112.7 million Ordinary Shares to Mr. Davis-Rice’s associated entity upon settlement of the Incentive Award in connection with the Acquisition. The actual amount may be substantially more or less than this estimate, depending on the future market price of the Ordinary Shares and the number of Ordinary Shares issued in the Acquisition, this offering and the November 2021 Private Placement.

Director Payments. Subject to approval by our shareholders, each of our non-executive directors will receive a cash payment of US$1,000,000 in connection with the Closing of the Acquisition.

Pro Forma Ownership

We estimate that Additional Financings in an aggregate amount of approximately US$50 million will be necessary in order to satisfy the US$282 million minimum cash condition. We intend to consummate the Private Placement and sell shares in this offering (each of which may qualify as an Additional Financing) in order to raise such amount. Assuming that we raise approximately $20 million in this offering and $30 million in the November 2021 Private Placement, such that we have exactly US$282 million of cash immediately prior the Closing, and that the November 2021 Warrants (as defined below) are exercised through a Black-Scholes cashless exercise, and using (i) an assumed price per Ordinary Share of US$0.6017 (the closing price as of October 29, 2021) for determining the number of Ordinary Shares to be issued upon Black-Scholes cashless exercise of the November 2021 Warrants and upon acceleration of the Incentive Award granted to Mr. Davis-Rice’s associated entity, and (ii) an assumed sales price per Ordinary Share of US$0.5716 (95% of the closing price as of October 29, 2021) for sales in this offering, we estimate that we will issue approximately 35.0 million Ordinary Shares in this offering, 133.2 million Ordinary Shares in the November 2021 Private Placement, 112.7 million Ordinary Shares upon settlement of the Incentive Award, and 2,332.7 million Ordinary Shares to CAG to be distributed to CAG’s shareholders. In addition, there would be options and warrants to purchase 185.4 million Ordinary Shares outstanding (including the Converted Options).

Immediately after the Closing, based on the assumptions set forth above, the shares issued to CAG to be distributed to CAG’s shareholders would represent 62.9% of the fully diluted Ordinary Shares, our outstanding shares as of the date of this report would represent 24.5% of the fully diluted Ordinary Shares, the shares issued in the Private Placement would represent 3.6% of the fully diluted Ordinary Shares, the shares issued in the ATM Offering would represent 0.9% of the fully diluted Ordinary Shares, the shares issued to Mr. Davis-Rice’s associated entity under the Incentive Award would represent 3.0% of the fully diluted Ordinary Shares, and the aggregate number of Ordinary Shares underlying options and warrants (including the Converted Options) would represent 5.0% of the fully-diluted Ordinary Shares.

The foregoing amounts are estimates only and depend to a high degree on assumptions about the future market price of the Ordinary Shares, which is inherently unpredictable. The number of Ordinary Shares issued in the transactions is likely to be different than, and may be substantially more or less than, the amounts set forth above, depending on the future market price of the Ordinary Shares. However, because the number of Ordinary Shares issuable to the shareholders of CAG generally is based on the number of fully diluted Ordinary Shares outstanding immediately prior to the Closing, issuances of additional Ordinary Shares in this offering or the November 2021 Private Placement will dilute our existing shareholders, but not the shareholders of CAG, except to the extent we have in excess of US$282 million in cash at the Closing that was raised in Additional Financings, subject to certain requirements detailed in the Acquisition Agreement. The Ordinary Shares issued to Mr. Davis-Rice under his Incentive Award will dilute both our existing shareholders and the shareholders of CAG.

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Loan Agreement

In connection with the execution of the Acquisition Agreement, the parties entered into a loan agreement (the “Loan Agreement”) pursuant to which we made a loan to Cenntro in an aggregate principal amount of US$30 million (the “Loan”). The aggregate principal amount of the Loan and accrued and unpaid interest will mature on the date that is 90 calendar days after the termination of the Acquisition Agreement (the “Maturity Date”), or 90 days after written demand for payment, if the Acquisition is consummated. Interest on the outstanding principal amount of the Loan will accrue at the rate of 10% per annum, payable on the Maturity Date. The Loan is secured by substantially all of the assets of Cenntro and, upon the reasonable request of NBG, the subsidiaries of Cenntro.

Support Agreements and Statements of Intention

In connection with the execution of the Acquisition Agreement, certain shareholders of CAG, who hold sufficient ordinary and preferred shares of CAG to approve the Acquisition, have entered into support agreements, pursuant to which they have agreed, among other things, to execute written consents to approve the Acquisition. In connection with the execution of the Acquisition Agreement, certain of our shareholders have delivered statements of intention to vote in favor of the Acquisition at a meeting called to approve the Acquisition by our shareholders.

Lockup Agreements

In connection with the execution of the Acquisition Agreement, certain shareholders of CAG entered into lock-up agreements with us, pursuant to which they agreed not to transfer the Ordinary Shares beneficially owned or owned of record by them for a period of 180 days after consummation of the Acquisition. The book-entry positions evidencing the Acquisition Shares issued under the Acquisition Agreement will each include prominent disclosure or bear a prominent legend evidencing the fact that such shares are subject to such lock-up provisions.

Relationship Agreement

In connection with the execution of the Acquisition Agreement, we and each of Peter Wang, Cenntro Enterprise Limited and Trendway Capital Limited, each a company ultimately owned by Peter Wang (together, the “Wang Parties”), entered into a relationship agreement. In accordance with the Acquisition Agreement, on Closing, our board of directors will consist of up to five directors, which will initially include Mr. Davis-Rice as the director nominee designated by NBG, and Peter Wang, Chris Thorne, Joe Tong and Simon Charles Howard Tripp as the directors nominated by the Wang Parties (the “Nominated Directors”). Pursuant to the relationship agreement, in the event that any of the Nominated Directors are removed as a director by our members pursuant to section 203D of the Australian Corporations Act, Mr. Wang may give notice in writing to us of the person that the Wang Parties wish to nominate in place of that previous Nominated Director, together with their signed consent to act, and we must ensure such individual is appointed as a Nominated Director of the same class of director as the previous nominee within two business days of receipt of such notice and signed consent to act, for so long as the Wang Parties collectively beneficially own at least 10% of the issued and outstanding NBG ordinary shares.

Registration Rights Agreement

The shareholders of CAG, holders of secured convertible notes of CAG and certain of our directors and officers will enter into a registration rights agreement pursuant to which they will be granted certain rights to have registered for resale under the Securities Act the Ordinary Shares received by them in the Acquisition (in the case of the shareholders of CAG and holders of secured convertible notes of CAG) or granted to them as compensation (in the case of the directors and officers of NBG), subject to certain conditions set forth therein. Pursuant to the registration rights agreement, we will be required to file a registration statement registering the resale of the securities within five business days following the completion of the Acquisition.

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November 2021 Private Placement

On November 5, 2021, we entered into a Securities Purchase Agreement (the “November 2021 SPA”) for the November 2021 Private Placement with certain accredited investors (the “Investors”), pursuant to which we will sell to the Investors an aggregate of 49,900,200 Ordinary Shares, at a purchase price of US$0.6012 per share, for an aggregate purchase price of US$30 million. In addition, each Investor will receive (i) a five-year warrant (a “November 2021 Five-Year Warrant”) to purchase a number of Ordinary Shares equal to the number of Ordinary Shares for which such Investor subscribed, or 49,900,200 shares (the “November 2021 Five-Year Warrant Shares”) and (ii) a one-year warrant (a “November 2021 One-Year Warrant,” and each of a Five-Year Warrant and a One-Year Warrant, a “November 2021 Warrant”) to purchase a number of Ordinary Shares equal to 0.65 multiplied by the number of Ordinary Shares for which such Investor subscribed, or 32,435,130 (the “November 2021 One-Year Warrant Shares,” and together with the Five-Year Warrant Shares, the “November 2021 Warrant Shares”). The November 2021 Warrants have an exercise price of US$0.7348 per share (“Exercise Price”).

The sale of the Ordinary Shares and Warrants pursuant to the November 2021 SPA is expected to close by November 12, 2021, subject to customary closing conditions, including the review and non-objection by Nasdaq. If we do not receive the non-objection from Nasdaq by November 20, 2021, the market price of Ordinary Shares closes below US$0.401, or the closing under the November 2021 SPA does not occur on or prior to November 29, 2021, the Investors have the right to terminate the November 2021 SPA.

The November 2021 SPA

The November 2021 SPA includes certain customary representations and warranties and covenants of us and the Investors. In addition, we have certain customary indemnification obligations under the November 2021 SPA. In addition, the November 2021 SPA provides:

Beneficial Ownership Limit. Notwithstanding the Investors’ agreement to purchase Ordinary Shares, the November 2021 SPA provides that no Investor will purchase securities to the extent that such purchase will result in the Investor beneficially owning in excess of 9.9% of the then issued and outstanding Ordinary Shares on the date of the closing under the November 2021 SPA (the “Beneficial Ownership Limit”).

Ownership Requirement. The Investors are required to own at least the number of Ordinary Shares purchased on the date of the closing under the November 2021 SPA through the date of our extraordinary general meeting to be called for the purpose of voting in favor of the Acquisition and certain related matters.

Prospectus Supplement. We agreed to file a prospectus supplement to the automatic shelf registration statement on Form F-3 (File No. 333-256258) which will offer for resale the Ordinary Shares sold to the Investors (including the November 2021 Warrant Shares, in an amount equal to 150% of the number of November 2021 Warrant Shares initially issuable upon cash exercise of the November 2021 Warrants).

The November 2021 Warrants

The November 2021 Warrants expire on the date that is the earlier of: (i) one year (for the November 2021 One-Year Warrants) or five years (for the November 2021 Five-Year Warrants) from the issuance date or (ii) the date that the Acquisition is completed. In addition, the November 2021 Warrants provide:

Net Share Cashless Exercise. The November 2021 Warrants can be exercised on a cashless, net share exercise basis at any time and from time to time commencing six months after the date of issuance.

Black-Scholes Cashless Exercise. At any time, the November 2021 Warrants may be exercised on a cashless basis for a number of November 2021 Warrant Shares equal to the Black-Scholes value per November 2021 Warrant Share, multiplied by the number of Ordinary Shares as to which the Warrant is being exercised, divided by the Closing Bid Price (defined below) as of two trading days prior to the exercise date (but not less than the floor price specified in the November 2021 Warrants). For this purpose, the Black-Scholes value per November 2021 Warrant Share is calculated using an underlying price of US$0.701; a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the Exercise Price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the Warrant). Accordingly, the Black-Scholes value calculation will not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the November 2021 Warrants. As a result of the Black-Scholes cashless exercise provision, the number of Ordinary Shares issued upon exercise of the November 2021 Warrants may substantially exceed 82,335,329 Ordinary Shares. In no event, however, will the number of Ordinary Shares issued upon exercise of the November 2021 Warrants exceed 247,005,988 shares.

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Automatic Exercise. Immediately prior to the consummation of the Acquisition, the November 2021 Warrants will automatically be exercised pursuant to a Black-Scholes cashless exercise.

Beneficial Ownership Limit. Except for an automatic exercise of the November 2021 Warrants as described above, the November 2021 Warrants may not be exercised to the extent the holder or any of its affiliates would beneficially own more than the Beneficial Ownership Limit after giving effect to such exercise.

Structural Anti-Dilution. The Exercise Price and number of November 2021 Warrant Shares covered by the November 2021 Warrants are subject to adjustment for stock splits, stock combinations and certain other transactions affecting NBG’s share capital as a whole.

Other Recent Developments

COVID-19

On January 30, 2020, the World Health Organization (the “WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, COVID-19, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the business’ financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail, wholesale and licensing businesses. Throughout the financial period reported and until the divestiture of the Bendon business, the business has had periods where it has temporarily closed its bricks and mortar stores. Throughout these periods the business has been able to continue to trade through the Bendon Lingerie online store (until the divestiture of the Bendon business) and the Frederick’s of Hollywood online store and has been able to fulfil online orders from the New Zealand warehouse (until the divestiture of the Bendon business) and the U.S. warehouse. To mitigate the significant impact on cashflow the business was able to work with suppliers to get support with delayed payments and, until the divestiture of the Bendon business, to negotiate support from the majority of landlords to provide rent abatements through the periods of closure. Employees of the Bendon business agreed to work reduced hours for the initial key shutdown periods. For the Bendon business, we were able to apply for Government wage subsidies from the New Zealand and Australian governments. Until the date of the divestiture of the Bendon business, we had received US$2.0m in subsidies from the New Zealand government and US$0.8m from the Australian Government. The Bendon business was able to receive support from the Bank of New Zealand (“BNZ”) to defer loan repayments and has subsequently repaid this loan and closed the facility (see “Senior Secured Credit Facility” below). The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

Bendon Sale

On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the JDR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson (together, the “Buyers”), and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 (the “Accounts Date”) notwithstanding that closing of the Transaction (the “Completion”) occurred on April 30, 2021.

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Because the Buyers are related parties of ours, we adopted strict governance and information protocols to ensure independent consideration and assessment of the Buyers’ proposal and the Bendon Share Sale Agreement. Our independent directors formed an independent committee of the board of directors, which considered, on our behalf, the Bendon Sale. The consideration paid for the share capital of Bendon was determined through negotiations between the independent committee and the Buyers.

The key terms of the Bendon Share Sale Agreement are as follows:

Consideration. The consideration paid by the Buyers was US$0.72 (NZ$1.00) as adjusted based on the target inventory amount of US$13.2m (NZ$18.2m) and by a true up adjustment for estimated Net Cash/(Debt) and Working Capital as at the Accounts Date. The inventory adjustment resulted in a payment by us to Bendon in the amount of US$3.5m (NZ$4.8m). The Net Cash/(Debt) and Working Capital adjustments are to be prepared within 30 business days after Completion.

Exit Event Proceeds. If the Buyers or Mr. Davis-Rice and Ms. Johnson agree to sell the shares in Bendon or its business within three years following Completion, we will be entitled to the following percentage of the net proceeds of the sale: in the first year following Completion, 75%; in the second year following Completion, 50%; and in the third year following Completion, 25%.

Profit share. We are entitled to a tiered percentage of net profits of Bendon and the entities controlled by Bendon (the “Bendon Group”) for three years commencing on July 1, 2021, being in: the first year, 30%; the second year, 20%; and the third year, 10%. The net profits are to be calculated on a cumulative basis so that any losses from the first or second year are offset against any profits in a subsequent year.

Forgiveness of the Intra Group Loans. We forgave all inter-company debt owing by the Bendon Group to us and our subsidiaries other than the Bendon Group effective as of January 30, 2021 (which is approximately US$31.3m (NZ$43.1m)).

Naked Facility. We will provide Bendon with a 5 year loan of up to US$4.9m (NZ$7.0m) (the “Naked Facility”) at an initial interest rate per annum of 2.5% and, following Bendon obtaining additional external senior debt which the Buyers and Bendon are proposing to raise after Completion, an interest rate of 50 basis points above the rate of this senior debt. The Naked Facility will also be subordinated to this senior debt. Bendon drew down the full US$4.9m (NZ$7.0m) facility on August 23, 2021.

Costs. We agreed to pay up to US$0.2m (NZ$0.3m) of the Buyers’ and Bendon’s costs in relation to the Bendon Sale, which was agreed in exchange for the Buyers’ agreeing for the term sheet to be entered into on a non-exclusive basis.

FOH Services Agreement. FOH, our wholly owned subsidiary, entered into a management services agreement (the “FOH Services Agreement”) with Bendon pursuant to which Bendon will provide certain management services.

As noted above, we reported a loss on disposal of US$10.8m on the sale of Bendon

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Changes in Management and Executive Compensation

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remained the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to US$0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

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On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

On April 19, 2021 Mark Ziirsen was appointed as Chief Financial Officer, replacing Cheryl Durose.

On September 22, 2021, our board of directors, upon the recommendation of our compensation committee, granted to Mr. Davis-Rice the Incentive Award, as follows: on the first, second and third anniversary of the grant of the award, Mr. Davis-Rice will be granted Ordinary Shares with a market value equal to 1.5% of the increase in our total market capitalization since the grant of the award. The market value of the Ordinary Shares to be issued and the total market capitalization will be determined based on the daily VWAP for the Ordinary Shares for the five trading days immediately prior to the applicable anniversary. The payment of the incentive award will be accelerated in the event of a change in control of our company (including the Combination with Cenntro), and the Ordinary Shares issued in the change in control generally will be included in determining the total market capitalization (and will be so included in the case of the Combination with Cenntro). A change in control includes any person obtaining voting power in excess of 50.1% of the Ordinary Shares, any person being able to appoint or remove a majority of our board of directors, and/or our issuing Ordinary Shares or securities convertible into Ordinary Shares that together exceed the number of shares outstanding at the date of announcement of the change in control transaction.

Nasdaq Compliance

On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of US$1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded an initial 180-day period to regain compliance with the minimum bid price requirement. The notification letter also stated that in the event we did not regain compliance within the initial 180-day period, we could be eligible for additional time.

We did not regain compliance with the minimum bid price requirement during the initial 180-day period. However, on October 26, 2021, we received a notice from Nasdaq stating that Nasdaq’s staff had determined that we were eligible for an additional 180-day period (until April 25, 2022) within which to regain compliance. In order to regain compliance, the bid price for shares of Ordinary Shares must close at US$1.00 per share or more for a minimum of ten consecutive business days.

The Nasdaq notification did not have any immediate effect on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade under the symbol “NAKD”. Naked management intends to actively monitor the bid price for the Ordinary Shares and will consider all available options to regain compliance with the minimum bid price requirement. We intend to cure the deficiency during the additional 180-day period by effecting a reverse stock split, if necessary. In this regard, the Combination with Cenntro contemplates that we will complete a reverse stock split at a ratio to be agreed between us and CAG.

Financing Transactions

February 2021 Private Placement

On February 24, 2021, we entered into a securities purchase agreement (the “February 2021 SPA”) with certain accredited investors, pursuant to which we agreed to sell in a private placement an aggregate of US$100,000,000 of units, each unit consisting of one Ordinary Share and one warrant to purchase Ordinary Shares (the “February 2021 Warrants”). On March 10, 2021, we entered into an amendment to the February 2021 SPA, which reduced the price per unit sold under the February 2021 SPA and made certain changes to the form of the February 2021 Warrant to, among other things, reduce the initial exercise price and limit the number of Ordinary Shares which may be issued upon a Black-Scholes value cashless exercise of the February 2021 Warrant (as more fully described below), by increasing the floor price specified in the warrants, lowering the underlying price used in the calculation of the Black-Scholes value per warrant and establishing a maximum number of Ordinary Shares that may be issued under the warrants. On the same day, we consummated the sale of the units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 Ordinary Shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94,900,000.

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The February 2021 Warrants had an exercise price of US$0.935 per share and would have expired on March 10, 2026. The February 2021 Warrants contained a Black-Scholes cashless exercise feature, which permitted the February 2021 Warrants to be exercised on a cashless basis for a number of Ordinary Shares equal to the Black-Scholes value per share, multiplied by the number of Ordinary Shares as to which the warrant was being exercised, divided by the closing bid price on Nasdaq as of two trading days prior to the exercise date, as reported by Bloomberg (but not less than a specified floor price). For this purpose, the Black-Scholes value per share was calculated using an underlying price equal to US$0.95 (as may be adjusted for stock dividends, subdivisions, or combinations); a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the US$0.935 exercise price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the February 2021 Warrant). Accordingly, the Black-Scholes value calculation would not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the February 2021 Warrants. As a result, the number of Ordinary Shares issued upon exercise of the February 2021 Warrants substantially exceeded 117,647,059 shares. As of July 31, 2021, the February 2021 Warrants had been exercised in full, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 186,391,411 Ordinary Shares.

The February 2021 SPA also included a put right. To the extent allowable under federal securities laws and the rules of Nasdaq, and subject to our continued listing on Nasdaq, on the day after the day that an investor no longer held any Ordinary Shares or any February 2021 Warrants issued under the February 2021 SPA, we agreed to sell to the investor and the investor agreed to purchase from us, in a private placement, such number of Ordinary Shares, priced at the previous day’s closing bid price, equal to a portion of the investor’s net profit from the investor’s sale of the Ordinary Shares and Warrants purchased under the February 2021 SPA. On July 2, 2021, pursuant to the put right under the February 2021 SPA, we sold an aggregate of 53,548,594 Ordinary Shares to the investors, at a purchase price of US$0.6256 per share (the closing bid price of the Ordinary Shares on July 1, 2021).

ATM Offerings

On February 24, 2021, we entered into an equity distribution agreement (the “February EDA”) with Maxim for an “at the market” offering, pursuant to which we sold an aggregate of 72,117,042 Ordinary Shares pursuant to the February EDA, for gross proceeds of US$70,761,188 and net proceeds of US$68,638,352, after payment to Maxim of an aggregate of US$2,122,836 in commissions. In connection with the execution of the Sales Agreement for this offering, we terminated the offering under the February EDA.

In addition, we conducted two prior “at the market” offerings through Maxim. On October 19, 2020, we entered into an equity distribution agreement with Maxim (the “October EDA”), pursuant to which we sold an aggregate of 107,036,117 Ordinary Shares, for gross proceeds of US$49,999,716 and net proceeds of US$48,499,725, after payment to Maxim of an aggregate of US$1,499,991 in commissions. In connection with the execution of the February EDA, we terminated the offering under the October EDA. On August 20, 2020, we entered into an equity distribution agreement with Maxim, as amended on September 25, 2020 (the “August EDA”), pursuant to which we sold an aggregate of 138,252,413 Ordinary Shares, for gross proceeds of US$17,998,700 and net proceeds of US$17,458,739, after payment to Maxim of an aggregate of US$539,961 in commissions. In connection with the commencement of sales under the October EDA, we terminated the offering under the August EDA.

Repayment of Credit Facility

Through February 10, 2021, we were party to a facility agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and BNZ, as lender. Under the facility agreement, BNZ had made available to us and our subsidiaries a revolving credit facility and an instrument facility. On February 10, 2021, we paid approximately US$10,394,000 to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

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Registered Direct Offering

On February 1, 2021, we closed on the sale of 29,415,000 Ordinary Shares in a public offering to certain institutional investors at a price of US$1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000, after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses.

Note and Purchase Warrant Issued in July 2020

In July 2020, we completed a private placement of a convertible promissory note (the “July 2020 Note”) and a warrant to purchase Ordinary Shares (the “July 2020 Purchase Warrant”) to an accredited investor Iliad Research Trading L.P., pursuant to a securities purchase agreement, for an aggregate purchase price of US$8,000,000. The July 2020 Note was issued with an original issue discount of 5%, and certain expenses of the investor were added to the balance of the July Note, for an original principal balance of US$8,420,000. We also granted a financing rebate to the investor, resulting in net proceeds to us of approximately US$7,200,000 from the sale of the July 2020 Note. The July 2020 Note provided for interest at the following rate: (i) for a period of 90 days starting on its issuance date, 2.0% per annum, (ii) for the next 90 days, 10.0% per annum and (iii) thereafter, 15.0% per annum, and provided for maturity on the second anniversary of its issuance. The July 2020 Note was convertible, at our election (subject to certain limitations) or at the election of the investor, into Ordinary Shares at a conversion price equal to US$0.2424. The July 2020 Purchase Warrant entitled the investor to purchase Ordinary Shares at an exercise price of US$0.6707 per share. In addition, if the exercise price of the July 2020 Purchase Warrant was higher than the last closing bid price of the Ordinary Shares, the July 2020 Purchase Warrant could be exercised on a cashless basis for a number of shares equal to the Black-Scholes value per share underlying the July 2020 Purchase Warrant, multiplied by the number of shares as to which the July 2020 Purchase Warrant was being exercised, divided by the closing bid price as of two business days prior to the exercise date, but in any event not less than the floor price specified in the July 2020 Purchase Warrant. For this purpose, the Black-Scholes value per share underlying the July 2020 Purchase Warrant was a fixed value as set forth in the July 2020 Purchase Warrant. As of January 27, 2021, the July 2020 Note had been converted in full into an aggregate of 35,081,733 Ordinary Shares and the July 2020 Purchase Warrant had been exercised in full, pursuant to the Black-Scholes cashless exercise provision, for an aggregate of 47,817,633 Ordinary Shares.

Bendon Conversion Shares

On October 5, 2020, we and one of our operating subsidiaries, Bendon, entered into a settlement agreement with each of (i) Timothy D. Connell and (ii) William Gibson and Ivory Castle Limited (collectively, the “Lenders”). The Lenders had alleged that specific repayment terms of loans made by them were not met as promised and sought repayment of the loans. Pursuant to the settlement agreements, the Lenders agreed to settle the dispute in consideration for Bendon’s issuance to them of redeemable conversion shares of Bendon (the “Bendon Conversion Shares”) with an aggregate value of US$3,789,654. The Bendon Conversion Shares were convertible into Ordinary Shares at a conversion price equal to the closing market price of the Ordinary Shares on the trading day immediately preceding the date of conversion (but in any event at not less than a specified floor price). As of December 4, 2020, the Bendon Conversion Shares had been converted in full into an aggregate of 45,930,930 Ordinary Shares.

Notes Issued in October, November, and December 2019 and January, February, and April 2020

In each of October, November and December 2019 and January, February, and April 2020, we completed a private placement of a convertible promissory note (each, a “Prior Note”) and a warrant to purchase Ordinary Shares to one of St. George Investments LLC or Iliad Research and Trading L.P., which are affiliates of one another (together, the “Affiliated Holders”). As of November 27, 2020, the Prior Notes issued in October, November and December 2019 and January and February 2020 had been converted in full into an aggregate of 66,580,270 Ordinary Shares. In addition, on February 25, 2021, we exchanged the Prior Note issued in April 2021 for 4,002,789 Ordinary Shares.

Corporate Information

Our principal and registered office is located at Level 61, MLC Centre, 25 Martin Place, Sydney, New South Wales 2000, Australia, and our telephone number is +61 2 5700 0020. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus supplement.

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Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page S-26.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-15 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein.

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THE OFFERING

Issuer	Naked Brand Group Limited

Securities Offered	Ordinary Shares having aggregate gross sales proceeds of up to US$300 million

Ordinary Shares to Be Outstanding Immediately Following This Offering	Up to 1,408,291,834 Ordinary Shares will be outstanding immediately following this offering, assuming sales of 498,587,336 Ordinary Shares in this offering at a price of US$0.6017 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq as of October 29, 2021, representing the full amount of this offering. The actual number of Ordinary Shares will vary depending on the sales price under this offering and the number of shares sold in this offering.(1)

Manner of Offering	We have entered into a Sales Agreement with Maxim relating to the sale of our Ordinary Shares. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US$300 million through Maxim acting as our exclusive sales agent. Sales of Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. See the section titled “Plan of Distribution” on page S-25 of this prospectus supplement.

Use of Proceeds	We may issue and sell our Ordinary Shares having an aggregate offering price of up to US$300 million from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares under the Sales Agreement. We intend to use the net proceeds from the sale of the securities offered hereby to meet the US$282 million minimum cash closing condition for the Acquisition, after payment of transaction fees and expenses incurred by the parties. We believe that our available cash after the Acquisition, including a portion of the proceeds from this offering, will be used as working capital for Cenntro’s business and for other general corporate purposes. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for other strategic acquisitions of businesses or technologies, as well as for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-21.

Risk Factors	See the sections titled “Risk Factors” commencing on page S-15 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NAKD.”

Transfer Agent	Continental Stock Transfer & Trust Co. is the registrar and transfer agent of our Ordinary Shares.

(1)	The number of Ordinary Shares to be issued and outstanding after this offering is based on 909,704,498 Ordinary Shares issued and outstanding as of October 29, 2021. The number of Ordinary Shares issued and outstanding before and after this offering excludes the following:

●	the Ordinary Shares issuable in the Combination with Cenntro;

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●	assuming the November 2021 Private Placement is consummated, 49,900,200 Ordinary Shares issuable upon consummation of the November 2021 Private Placement and 82,335,329 Ordinary Shares underlying the November 2021 Warrants. However, the actual number of shares issuable upon exercise of the November 2021 Warrants may be substantially more than the foregoing amount, depending, among other things, on whether the November 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the November 2021 Warrants would depend on the market price of the Ordinary Shares at the time of exercise. We cannot predict the market price of the Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued. Notwithstanding the foregoing, based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue approximately 83.3 million Ordinary Shares upon the Black-Scholes cashless exercise of the November 2021 Warrants. The foregoing amount is an estimate only and depends to a high degree on assumptions about the future market price of the Ordinary Shares, which is inherently unpredictable. The number of Ordinary Shares issued under the November 2021 Warrants is likely to different than, and may be substantially more or less than, the amount set forth above, depending on the future market price of the Ordinary Shares. Pursuant to the terms of the November 2021 Warrants, the maximum number of Ordinary Shares issuable upon exercise of such warrants is 247 million shares;

●	the Ordinary Shares issuable pursuant to the incentive award granted to Justin Davis-Rice, our Executive Chairman and Chief Executive Officer, in September 2021. Pursuant to the incentive award, on the first, second and third anniversary of the grant of the award, Mr. Davis-Rice will be granted Ordinary Shares with a market value equal to 1.5% of the increase in the Company’s total market capitalization since the grant of the award. The market value of the Ordinary Shares to be issued and the total market capitalization will be determined based on the daily VWAP for the Ordinary Shares for the five trading days immediately prior to the applicable anniversary. The payment of the incentive award will be accelerated in the event of a change in control of our company (including the Combination with Cenntro), and the Ordinary Shares issued in the change in control generally will be included in determining the total market capitalization (and will be so included in the case of the Combination with Cenntro). Because the number of shares issuable pursuant to the incentive award varies based on the number of outstanding Ordinary Shares and the market price of the Ordinary Shares, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued. Notwithstanding the foregoing, based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue approximately 112.7 million Ordinary Shares upon settlement of the Incentive Award. The foregoing amount is an estimate only and depends to a high degree on assumptions about the future market price of the Ordinary Shares, which is inherently unpredictable. The number of Ordinary Shares issued upon settlement of the Incentive Award is likely to different than, and may be substantially more or less than, the amount set forth above, depending on the future market price of the Ordinary Shares;

●	503,423 Ordinary Shares underlying our outstanding warrants (other than the November 2021 Warrants); and

●	282,006 Ordinary Shares earned by, but not yet delivered to, our non-employee directors and 183,186 Ordinary Shares underlying options issued to our non-employee directors, in each case as compensation for their services on our board.

In addition, the equity incentive plan and the employee stock purchase plan to be adopted by NBG in connection with the Acquisition are expected to reserve for issuance a number of shares equal to 10% and 3%, respectively, of the NBG shares outstanding immediately after the Acquisition.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in the most recent Annual Report on Form 20-F filed by us with the SEC on May 18, 2021 and in the Report of Foreign Private Issued on Form 6-K filed by us with the SEC on November 8, 2021, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Relating to the Combination with Cenntro

We may be unable to satisfy the conditions to closing the Combination.

The consummation of the Combination is subject to approval by our shareholders and the shareholders of CAG and the satisfaction or waiver of the other closing conditions set forth in the Acquisition Agreement, including the condition that we have cash of at least US$282 million and liabilities of no more than $10 million in the aggregate immediately prior to the Closing, and that Nasdaq have approved the initial listing application in connection with the Acquisition with respect to the Acquisition Shares and the Acquisition Shares have been approved for listing on Nasdaq as of the Closing. There can be no assurance, however, that the closing conditions set forth in the Acquisition Agreement will be satisfied or waived. For instance, we may be unsuccessful in completing Additional Financings in order to satisfy the US$282 million minimum cash condition, Nasdaq may not approve the initial listing application, or our shareholders or the shareholders of CAG may not approve the Acquisition. To the extent that additional financing in excess of our current resources and commitments is required, but is unavailable when needed to complete the Combination, or is only available on unfavorable terms, we may be compelled to either restructure the transaction or abandon it. Accordingly, there can be no assurance that the Acquisition will be consummated on the terms described in this prospectus, or at all.

Stockholders will experience dilution as a result of the issuance of Ordinary Shares in the Combination.

We will issue a substantial number of additional Ordinary Shares to complete the Combination. Based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue 35.0 million Ordinary Shares in this offering, 133.2 million Ordinary Shares in the November 2021 Private Placement, 112.7 million Ordinary Shares upon settlement of the Incentive Award, and 2,332.7 million Ordinary Shares to CAG to be distributed to CAG’s shareholders. In addition, there would be options and warrants to purchase 185.4 million Ordinary Shares outstanding (including the Converted Options). In addition, the equity incentive plan and the employee stock purchase plan to be adopted by NBG in connection with the Acquisition are expected to reserve for issuance a number of shares equal to 10% and 3%, respectively, of the NBG shares outstanding immediately after the Acquisition. The issuance of these shares will significantly dilute the equity interest of our stockholders and may adversely affect prevailing market prices for the Ordinary Shares.

Concentration of ownership among Cenntro’s management and their affiliates may prevent other shareholders from influencing significant corporate decisions.

Upon completion of the Combination and the distribution by CAG to its shareholders, Peter Wang and certain of his affiliates as a group are expected to beneficially own approximately 26.2% of the outstanding Ordinary Shares, based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above. As a result, these shareholders will be able to exercise a significant level of influence over all matters requiring shareholder approval, including the election of directors, amendments to our constitution and approval of significant corporate transactions, and will be able to block special resolutions of our company. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these shareholders.

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Furthermore, under the Acquisition Agreement and the relationship agreement, we will grant the Wang Parties the right to designate four individuals for appointment or election as directors in the event a director designated by the Wang Parties ceases to serve as a director due to removal by members pursuant to section 203D of the Australian Corporations Act, so long as the Wang Parties collectively beneficially own at least 10% of the issued and outstanding Ordinary Shares.

We will be solely dependent on Cenntro’s business after the Combination.

After the Combination, we will be solely dependent on the success of Cenntro’s business. As a result, we will be subject to the numerous economic, competitive and regulatory risks attendant to such business, as described elsewhere in our filings with the SEC, any of which could have an adverse impact upon our results of operations and financial condition.

Cenntro operates in an industry that is outside of our management’s area of expertise.

Although our management has endeavored to evaluate the risks inherent in Cenntro’s business, there can be no assurance that we have adequately ascertained or assessed all of the significant risk factors. Although our officers and directors have experience in mergers and acquisition and finance, our management’s primary area of operational expertise is in the retail apparel industry. We have undertaken financial, commercial and other analyses of Cenntro to determine its attractiveness as an acquisition target, and whether to pursue the Combination. It is possible that such analyses, and the best-estimate assumptions made by us, may not be realized. If management misjudges the risks or benefits of Cenntro’s business, the share price of the Ordinary Shares may decline.

Resources expended in pursuit of the Combination would be wasted if the Combination is not completed.

The investigation of Cenntro, the negotiation, drafting and execution of the agreements signed in connection with the Combination, and the preparation of related disclosure documents and other filings required substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we fail to complete our initial Business Combination for any number of reasons, many of which are beyond our control, it will result in a loss to us of the related costs incurred.

We likely will have no right to make damage claims against Cenntro, CAG or CAG’s shareholders for the breach of any representation, warranty or covenant made by Cenntro or CAG in the Acquisition Agreement.

The Acquisition Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the closing of the Acquisition, except for those covenants that by their terms apply or are to be performed in whole or in part after the Closing, and then only with respect to breaches occurring after Closing, and any claims for actual fraud. As a result, we likely will have no remedy available to us if the Acquisition is consummated and it is later revealed that there was a breach of any of the representations, warranties or covenants made by CAG and Cenntro at the time of the signing of the Acquisition Agreement or the Closing.

Our management has interests in the Combination that are different than our shareholders generally.

Our management interests in the Acquisition that are different from, or in addition to, those of other shareholders generally. For example, the payment due under the third tranche of the Phantom Warrants granted to an entity associated with Justin Davis-Rice, our Executive Chairman and Chief Executive Officer, will be accelerated upon consummation of the Acquisition. Based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that Mr. Davis-Rice’s associated entity will receive approximately US$11.9 million in settlement of the Phantom Warrants. The actual amount may be substantially more or less than this estimate, depending on the future market price of the Ordinary Shares and the number of Ordinary Shares issued in this offering and the November Private Placement. Furthermore, the payment of the Incentive Award granted to an entity associated with Mr. Davis-Rice will be accelerated in the event of the completion of the Combination. Based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue approximately 112.7 million Ordinary Shares to Mr. Davis-Rice’s associated entity upon settlement of the Incentive Award. The actual amount may be substantially more or less than this estimate, depending on the future market price of the Ordinary Shares and the number of Ordinary Shares issued in the Acquisition, this offering and the November 2021 Private Placement. Additionally, subject to approval by our shareholders, each of our non-executive directors will receive a cash payment of US$1,000,000 in connection with the Closing of the Acquisition.

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These financial interests may have influenced the decision of management to pursue the Combination. In addition, in the period leading up to the closing of the Combination, events may occur that, pursuant to the Acquisition Agreement, would require us to agree to amend the Acquisition Agreement, to consent to certain actions taken by Cenntro or to waive rights to which we are entitled under the Acquisition Agreement. The existence of the financial and personal interests of management described in this risk factor may result in a conflict of interest on the part of our management between what they may believe is best for us and what they may believe is best for themselves in determining whether or not to take the requested action.

Risks Related to this Offering

It is not possible to predict the actual number of Ordinary Shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales. However, we may sell a substantial number of Ordinary Shares in this offering. We cannot predict the effect, if any, that subsequent market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

You may experience immediate dilution in the net tangible book value per Ordinary Share that you purchase.

The price per Ordinary Share offered hereunder may be higher than our net tangible book value per Ordinary Share prior to your purchase. In such event, you will suffer immediate dilution in an amount representing the difference between our net tangible book value per Ordinary Share after giving effect this offering and the purchase price per Ordinary Share that you pay in the offering. See “Dilution” on page S-23 of this prospectus supplement for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

The Ordinary Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price of our Ordinary Shares offered hereby. Investors may experience a decline in the value of shares that they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-21 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

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Risks Related to our Ordinary Shares

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. In addition to the sale of Ordinary Shares in this offering, we may conduct equity offerings in the future to raise additional capital to operate and/or expand our business or for acquisitions.

In addition, we have certain outstanding obligations to issue Ordinary Shares:

●	We will issue Ordinary Shares in the Combination with Cenntro.

●	Assuming the November 2021 Private Placement is consummated, we will issue 49,900,200 Ordinary Shares and November 2021 Warrants to purchase 82,335,329 Ordinary Shares to the investors in the private placement. However, the actual number of shares issuable upon exercise of the November 2021 Warrants may be substantially more than the foregoing amount, depending, among other things, on whether the November 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the November 2021 Warrants would depend on the market price of the Ordinary Shares at the time of exercise. We cannot predict the market price of our Ordinary Shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued. Notwithstanding the foregoing, based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue approximately 83.3 million Ordinary Shares upon the Black-Scholes cashless exercise of the November 2021 Warrants. The foregoing amount is an estimate only and depends to a high degree on assumptions about the future market price of the Ordinary Shares, which is inherently unpredictable. The number of Ordinary Shares issued under the November 2021 Warrants is likely to different than, and may be substantially more or less than, the amount set forth above, depending on the future market price of the Ordinary Shares. Pursuant to the terms of the November 2021 Warrants, the maximum number of Ordinary Shares issuable upon exercise of such warrants is 247 million shares.

●	We may be obligated to issue Ordinary Shares pursuant to the Incentive Award granted to Justin Davis-Rice, our Executive Chairman and Chief Executive Officer, in September 2021. Pursuant to the Incentive Award, on the first, second and third anniversary of the grant of the award, Mr. Davis-Rice will be granted Ordinary Shares of the Company with a market value equal to 1.5% of the increase in the Company’s total market capitalization since the grant of the award. The market value of the Ordinary Shares to be issued and the total market capitalization will be determined based on the daily VWAP for the Ordinary Shares for the five trading days immediately prior to the applicable anniversary. The payment of the Incentive Award will be accelerated in the event of a change in control of our company (including the Combination with Cenntro), and the Ordinary Shares issued in the change in control generally will be included in determining the total market capitalization (and will be so included in the case of the Combination with Cenntro). Because the number of shares issuable pursuant to the Incentive Award varies based on the number of outstanding Ordinary Shares and the market price of the Ordinary Shares, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued. Notwithstanding the foregoing, based on the assumptions described in “Prospectus Supplement Summary—The Combination with Cenntro and Related Transactions—The Combination—Pro Forma Ownership” above, we estimate that we will issue approximately 112.7 million Ordinary Shares upon settlement of the Incentive Award. The foregoing amount is an estimate only and depends to a high degree on assumptions about the future market price of the Ordinary Shares, which is inherently unpredictable. The number of Ordinary Shares issued upon settlement of the Incentive Award is likely to different than, and may be substantially more or less than, the amount set forth above, depending on the future market price of the Ordinary Shares.

●	We will be obligated to issue 503,423 Ordinary Shares upon exercise of our outstanding warrants (other than the November 2021 Warrants).

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●	We are obligated to issue 282,006 Ordinary Shares earned by, but not yet delivered to, our non-employee directors and we will be obligated to issue 183,186 Ordinary Shares upon exercise of the options issued to our non-employee directors.

There is no limit on the number of Ordinary Shares we may issue under our constitution. To the extent our outstanding warrants are exercised, our outstanding convertible promissory notes are converted, or we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. Sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our company.

We may require additional capital funding, the receipt of which may impair the value of our Ordinary Shares.

Our future capital requirements depend on many factors, including our restructuring, our sales and marketing and our acquisition activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop and commercialize our products and product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing Ordinary Shares.

Our share price may be volatile, and purchasers of our securities could incur substantial losses.

Our share price is likely to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies, and our share price recently has experienced the effects of such extreme volatility.

For example, between January 1, 2021 and March 31, 2021, the highest intra-day sale price of our Ordinary Shares on Nasdaq was US$3.40 per share and the lowest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.19 per share. During this period of the highest volatility, we did not make any announcements regarding our financial condition or results of operations, although we did announce a planned restructuring on January 21, 2021. While the price of our Ordinary Shares experienced less volatility during subsequent periods, it remained subject to substantial price movements. Between April 1, 2021 and October 29, 2021, the highest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.77 per share and the lowest intra-day sale price of our Ordinary Shares on Nasdaq was US$0.51 per share. Accordingly, the market price of the Ordinary Shares may fluctuate dramatically, and may decline rapidly, after you purchase shares in this offering, irrespective of any developments in our business.

The market price for our Ordinary Shares may be influenced by many factors, including the following:

●	factors that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	the political, economic and social situation in the Australia, the United States and the other countries in which we operate, including privacy laws;

●	actual or expected variations in operating results;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

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●	adoption of new accounting standards affecting the industry in which we operate;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting us or our subsidiaries;

●	recruitment or departure of key personnel;

●	purchase or sales of blocks of our Ordinary Shares; and

●	operating and stock performance of the companies that investors may consider to be comparable to us.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our common stock may become the target of a “short squeeze.”

In the past several weeks, securities of certain companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. There can be no assurance that we will not, in the future be, a target of a short squeeze, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

Nasdaq may delist our Ordinary Shares from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions.

The Ordinary Shares are currently listed on the Nasdaq Capital Market under the trading symbol “NAKD.” On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of US$1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded an initial 180-day period to regain compliance with the minimum bid price requirement. The notification letter also stated that in the event we did not regain compliance within the initial 180-day period, we could be eligible for additional time. We did not regain compliance with the minimum bid price requirement during the initial 180-day period. However, on October 26, 2021, we received a notice from Nasdaq stating that Nasdaq’s staff had determined that we were eligible for an additional 180-day period (until April 25, 2022) within which to regain compliance. In order to regain compliance, the bid price for shares of Ordinary Shares must close at US$1.00 per share or more for a minimum of ten consecutive business days.

There can be no assurance that we will regain, or thereafter maintain, compliance with the minimum bid price requirement, or the other continued listing requirements under the Nasdaq Listing Rules. If the Ordinary Shares are not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity;

●	a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Ordinary Shares;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of Australia, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

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USE OF PROCEEDS

We may issue and sell Ordinary Shares having an aggregate offering price of up to US$300,000,000 from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares under the Sales Agreement.

We intend to use the net proceeds from the sale of the securities offered hereby to meet the US$282 million minimum cash closing condition for the Acquisition, after payment of transaction fees and expenses incurred by the parties. The proceeds from the November Private Placement will also be applied to these purposes. Together, we expect that the November Private Placement and this offering will provide sufficient financing to complete the Acquisition. We believe that our available cash after the Acquisition, including a portion of the proceeds from this offering, will be used as working capital for Cenntro’s business and for other general corporate purposes. If the Acquisition is not consummated, we intend to use the net proceeds from this offering for other strategic acquisitions of businesses or technologies, as well as for working capital and other general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including but not limited to the impact of the COVID-19 pandemic on our business operations and any unforeseen cash needs. As a result, our management retains broad discretion over the allocation of the net proceeds from this offering.

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CAPITALIZATION

The following table sets forth our capitalization at July 31, 2021 (i) on an historical basis, and (ii) on a pro forma as adjusted basis, after giving further effect to the sale by us of an aggregate of US$300,000,000 in Ordinary Shares in this offering at an assumed offering price of US$0.6017 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on October 29, 2021, and after deducting estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of US$	As at July 31, 2021 (Historical)	As at July 31, 2021 (Pro Forma)(1)
Borrowings	—	—
Share Capital	494,423	785,393
Accumulated Losses	(213,649)	(213,649)
Reserves	195	195
Total Capitalization	280,969	571,939

(1)	The pro forma as adjusted information gives further effect to the sale by us of an aggregate of US$300,000,000 in Ordinary Shares in this offering at an assumed offering price of US$0.6017 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on October 29, 2021, after deducting estimated offering expenses payable by us.

You should read this table in conjunction with our consolidated financial statements as at and for the six months ended July 31, 20201, which are incorporated by reference in this prospectus.

The foregoing table does not take into account the issuance of the Ordinary Shares described in footnote 1 in “The Offering.” The foregoing table also does not give effect to the transactions contemplated by the November 2021 SPA or the Acquisition. For information about the effects of the November 2021 Private Placement and the Acquisition, please refer to the pro forma combined financial information included in the Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 8, 2021, and incorporated herein by reference.

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DILUTION

If you invest in our Ordinary Shares, your ownership interest will be diluted to the extent of the difference between the price you paid per Ordinary Shares in this offering and the net tangible book value per Ordinary Shares after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding.

On a historical basis, our net tangible book value as of July 31, 2021 was approximately US$272.4 million, or approximately US$0.2994 per Ordinary Share.

On a pro forma basis, our net tangible book value as of July 31, 2021 would have been approximately US$563.4 million, or approximately US$0.4000 per Ordinary Share, after giving further effect to the sale by us of an aggregate of US$300,000,000 in Ordinary Shares in this offering at an assumed offering price of US$0.6017 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on October 29, 2021, and after deducting estimated offering expenses payable by us.

This represents an immediate increase in net tangible book value of US$0.1006 per Ordinary Share to existing stockholders and an immediate dilution of US$0.2017 per Ordinary Share to new investors purchasing shares in this offering. The following table illustrates the dilution on a per Ordinary Share basis for investors purchasing shares in this offering:

Assumed public offering price per share in this offering		$0.6017
Historical net tangible book value per share as of July 31, 2021	$0.2994
Increase in net tangible book value attributable to this offering	$0.1006
Pro forma net tangible book value per share as of July 31, 2021		$0.4000
Dilution per share to new investors in this offering		$0.2017

The per share calculations above are based the number of Ordinary Shares issued and outstanding as of July 31, 2021, as follows: 909,704,498 shares on an unaudited historical actual basis and 1,408,291,834 shares on an unaudited pro forma as adjusted basis, each as described above.

The foregoing table assumes the sale of all the shares offered hereby at the assumed offering price of US$0.6017 per Ordinary Share. If less than all of the shares offered hereby are sold, or the offering price is higher, the dilution to new investors purchasing shares in this offering will be greater.

The foregoing table does not take into account the issuance of the Ordinary Shares described in footnote 1 in “The Offering.” The foregoing table also does not give effect to the transactions contemplated by the November 2021 SPA or the Acquisition. For information about the effects of the November 2021 Private Placement and the Acquisition, please refer to the pro forma combined financial information included in the Report of Foreign Private Issuer on Form 6-K filed by us with the SEC on November 8, 2021, and incorporated herein by reference.

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DESCRIPTION OF ORDINARY SHARES

For a description of the rights associated with the Ordinary Shares, see “Description of Capital Shares” in the accompanying base prospectus and the description of our Ordinary Shares included as Exhibit 2.2 to our Annual Report with the SEC on May 18, 2020 and incorporated by reference herein.

Assuming that an aggregate of US$300,000,000 in Ordinary Shares are sold in this offering at an assumed offering price of US$0.6017 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on October 29, 2021, there would be 1,408,291,834 Ordinary Shares outstanding after this offering. The number of Ordinary Shares to be issued and outstanding after this offering is based on 909,704,498 Ordinary Shares issued and outstanding as of October 29, 2021. The number of Ordinary Shares to be issued and outstanding excludes the Ordinary Shares that may be issued by us as set forth in footnote 1 in “The Offering.”

CERTAIN TAX CONSIDERATIONS

You should carefully read the discussion of the material Australian and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our most recent Annual Report on Form 20-F filed by us with the SEC on May 18, 2021, and incorporated herein by reference.

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PLAN OF DISTRIBUTION

Pursuant to the Sales Agreement, entered into by and between the Company and Maxim, Maxim has agreed to act as exclusive sales agent in connection with this offering of our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. Maxim is not purchasing or selling any of the Ordinary Shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but have agreed to use their reasonable best efforts to arrange for the sale of all of the Ordinary Shares offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell Ordinary Shares by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim a commission of up to 3% of the gross proceeds from each sale. We also have agreed to reimburse Maxim up to US$30,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. In addition to such fees, in connection with periodic bringdowns of Maxim’s due diligence and certain opinions, letters and certificates delivered under the Sales Agreement, we have agreed to pay Maxim’s legal counsel up to an additional US$5,000 per bringdown. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Maxim under the terms of the Sales Agreement, will be approximately US$69,250.

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Ordinary Shares as contemplated in this prospectus supplement and the accompany prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our Ordinary Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein. Either we or the Sales Agent may terminate the Sales Agreement at any time upon ten (10) days’ prior notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement and the accompany prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to the registration statement of which this prospectus supplement forms a part and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

S-25

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

In US$
Legal Fees and Expenses	$37,500
Accountants’ Fees and Expenses	$24,750
Miscellaneous Costs	$7,000
Total	$69,250

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act. Mills Oakley, Sydney, Australia, will pass upon the validity of the Ordinary Shares offered in this prospectus and on matters of Australia law. Ellenoff Grossman & Schole LLP, New York, New York, is representing the sales agent in this offering.

EXPERTS

The consolidated financial statements of Naked Brand Group Limited as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021, incorporated by reference in this prospectus supplement, have been so included in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of Cenntro as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, have been so included in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the Ordinary Shares offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

S-26

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 18, 2021;

●	our report on Form 6-K filed with the SEC on November 4, 2021 containing our unaudited interim condensed consolidated financial statements and the related notes thereto as of and for the six months ended July 31, 2021;

●	our reports on Form 6-K filed with the SEC on February 1, 2021, February 23, 2021, February 25, 2021, March 10, 2021, March 12, 2021, March 30, 2021, April 21, 2021, April 23, 2021, April 29, 2021, April 30, 2021, June 23, 2021, July 6, 2021, July 7, 2021, July 9, 2021, August 13, 2021, August 20, 2021, August 25, 2021, September 29, 2021, October 27, 2021 and November 8, 2021; and

●	the description of our Ordinary Shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Corporate Secretary, Level 61, MLC Centre, 25 Martin Place, Sydney, New South Wales 2000, Australia. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

S-27

Prospectus

NAKED BRAND GROUP LIMITED

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

This prospectus provides you with a general description of equity and debt securities that Naked Brand Group Limited may offer and sell, from time to time, individually or in units.

Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any equity or debt securities we offer and the specific manner in which we will offer the equity or debt securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the equity or debt securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may sell the securities on a continuous or delayed basis directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares trade on the Capital Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 18, 2021

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Our major trademark is Frederick’s of Hollywood. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Report on Form 20-F for the fiscal year ended January 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus,

●	“we,” “us,” “our,” or “our company,” refers to Naked Brand Group Limited, our subsidiaries, and our predecessor operations;
●	“FOH” refers to FOH Online Corp., our operating subsidiary; and
●	“Bendon” refers to Bendon Limited, formerly one of our operating subsidiaries.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars. On December 20, 2019, we completed a reverse stock split of our ordinary shares, pursuant to which every 100 ordinary shares outstanding as of the effective time of the reverse stock split were combined into one ordinary share. All share and per share information in this prospectus is presented on post-reverse split basis.

Our Company

Our business is operated through our operating subsidiary FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products. We sell our Frederick’s of Hollywood products online at www.fredericks.com.

On January 21, 2021, we announced plans to undertake a transformative restructure in which we would dispose of our bricks-and-mortar operations in order to focus exclusively on our e-commerce business. To that end, we signed a non-binding and non-exclusive term sheet to divest ourself of our Bendon subsidiary, to a group composed of existing management of the Company, including Justin Davis-Rice, the Executive Chairman and Chief Executive Officer of the Company, and Anna Johnson, the Chief Executive Officer of Bendon, or the “Bendon Sale.” On April 23, 2021, we held an Extraordinary General Meeting of Shareholders, at which our shareholders approved the Bendon Sale. On April 30, 2021, we signed a conditional share sale agreement for the Bendon Sale, or the “Bendon Share Sale Agreement,” and simultaneously consummated the transactions contemplated thereby.

FOH has entered into a services agreement with Bendon Limited whereby Bendon will continue to provide a full range of services to FOH covering selling, marketing, advertising, manufacturing, designing, distribution and logistics, inventory management, e-commerce and website management, customer service and associated MIS-business systems and operational financial support.

Following the divestment of Bendon and having recently raised capital, Naked is in a strong financial position to further leverage and build on its leading e-commerce position in intimate apparel through the addition of synergistic, high growth and high margin e-commerce businesses as part of its new strategy to a pure-play e-commerce leader.

Brands

Since 1946, Frederick’s of Hollywood has set the standard for innovative apparel, introducing the push-up bra, the padded bra, and black lingerie to the U.S. market. The brand’s rich history has led it to become one of the most recognized in the world. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

1

Our Strategy

Our strategy is to build a leading pure-play e-commerce business in intimate apparel through:

●	Leveraging our managements and board’s extensive operational, corporate development and capital market expertise and deep industry knowledge and experience in intimates, apparel and consumer brand building.
●	Growing and retaining customers, drive sales growth and improve profitability of the FOH business.
●	Continuing to innovate our business model, products, offerings and platforms.
●	Investment in brands and technology to strengthen and enhance our customer experience.
●	Utilizing our demonstrated track record of successful capital raising and advantaged access to growth capital via shelf filing, ATM and registered direct share issuances.

We intend to pursue accretive, strategic acquisitions with synergistic benefits that complement our business and operations and help us expand our brands, categories, product offerings and geographies.

Recent Developments

COVID-19

On January 30, 2020, the World Health Organization, or the “WHO,” announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China, COVID-19, and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the business’ financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

As of the time of this filing, the impacts of the COVID-19 pandemic have been broad reaching, including impacts to our retail, wholesale and licensing businesses. Throughout the financial period reported and to this date the business has had periods where it has temporarily closed its bricks and mortar stores. Throughout these periods the business has been able to continue to trade through the Bendon Lingerie and Frederick’s of Hollywood online stores and has been able to fulfil online orders from the New Zealand and U.S. warehouses. To mitigate the significant impact on cashflow the business was able to work with suppliers to get support with delayed payments and to negotiate support from the majority of landlords to provide rent abatements through the periods of closure. Employees agreed to work reduced hours for the initial key shutdown periods. For the Bendon part of the business, we were able to apply for Government wage subsidies from the New Zealand and Australian governments. At the date of this report, we had received $2.0m in subsidies from the New Zealand government and $0.8m from the Australian Government. The business was able to receive support from the Bank of New Zealand, or “BNZ,” to defer loan repayments and has subsequently repaid this loan and closed the facility. The impact of COVID-19 in Asia initially delayed stock flow due to temporary factory closures, however, the business was able to work with suppliers to prioritise and reschedule orders.

Management and the directors continue to monitor the situation on a daily basis to minimize the total impact to the group.

Bendon Sale

On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, who we refer to, collectively, as the “Buyers,” and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021, or the “Accounts Date,” notwithstanding that closing of the Transaction, or the “Completion,” occurred on April 30, 2021.

2

Because the Buyers are related parties of ours, we adopted strict governance and information protocols to ensure independent consideration and assessment of the Buyers’ proposal and the Bendon Share Sale Agreement. Our independent directors formed an independent committee of the board of directors, which considered, on our behalf, the Bendon Sale. The consideration paid for the share capital of Bendon was determined through negotiations between the independent committee and the Buyers.

The key terms of the Bendon Share Sale Agreement are as follows:

Consideration. The consideration paid by the Buyers was NZ$1.00 as adjusted based on the target inventory amount of NZ$18.2 million and by a true up adjustment for estimated Net Cash/(Debt) and Working Capital as at the Accounts Date. The inventory adjustment resulted in a payment by us to Bendon in the amount of NZ$4.8 million. The Net Cash/(Debt) and Working Capital adjustments are to be prepared within 30 business days after Completion.

Exit Event Proceeds. If the Buyers or Mr. Davis-Rice and Ms. Johnson agree to sell the shares in Bendon or its business within three years following Completion, we will be entitled to the following percentage of the net proceeds of the sale: in the first year following Completion, 75%; in the second year following Completion, 50%; and in the third year following Completion, 25%.

Profit share. We are entitled to a tiered percentage of net profits of Bendon and the entities controlled by Bendon, or the “Bendon Group,” for three years commencing on July 1, 2021, being in: the first year, 30%; the second year, 20%; and the third year, 10%. The net profits are to be calculated on a cumulative basis so that any losses from the first or second year are offset against any profits in a subsequent year.

Forgiveness of the Intra Group Loans. We forgave all inter-company debt owing by the Bendon Group to us and our subsidiaries other than the Bendon Group effective as of January 30, 2021 (which is approximately NZ$43.6 million).

Naked Facility. We will provide Bendon with a 5 year loan of up to NZ$7 million, or the “Naked Facility,” at an initial interest rate per annum of 5% and, following Bendon obtaining additional external senior debt which the Buyers and Bendon are proposing to raise after Completion, an interest rate of 50 basis points above the rate of this senior debt. The Naked Facility will also be subordinated to this senior debt.

Costs. We agreed to pay up to NZ$300,000 of the Buyers’ and Bendon’s costs in relation to the Bendon Sale, which was agreed in exchange for the Buyers’ agreeing for the term sheet to be entered into on a non-exclusive basis.

FOH Services Agreement. FOH, our wholly owned subsidiary, entered into a management services agreement, or the “FOH Services Agreement,” with Bendon pursuant to which Bendon will provide certain management services.

As a result of the Bendon Sale, our sole operating subsidiary is FOH. Through FOH, we are the exclusive licensee of the Frederick’s of Hollywood global online license, under which we sell Frederick’s of Hollywood intimates products, sleepwear and loungewear products, swimwear and swimwear accessories products, and costume products.

Management Changes

On January 21, 2021, our board of directors appointed Justin Davis-Rice as our Chief Executive Officer, replacing Anna Johnson. Ms. Johnson remained the Chief Executive Officer of Bendon. In connection with his appointment, our board of directors, upon the recommendation of the compensation committee, granted to Mr. Davis-Rice phantom warrants with a strike price equal to $0.37 (the 20-day volume-weighted average price of the Ordinary Shares). The phantom warrants will vest in three tranches, with the first tranche vesting immediately, the second tranche vesting on July 21, 2021 and the third tranche vesting on January 21, 2022. Each tranche will cover 1.5% of our outstanding Ordinary Shares as of the date of vesting and will expire three years after its vesting date. Upon exercise, the Company will net cash settle the phantom warrants. As a result, no Ordinary Shares will be issued.

3

On January 18, 2021, our board of directors appointed Simon Tripp as a director of the Company. Mr. Tripp replaced Paul Hayes, who resigned as a director of the Company on the same day.

On April 19, 2021 Mark Ziirsen was appointed as Chief Financial Officer, replacing Cheryl Durose. See Item 6 of this Annual Report, “Directors, Senior Management and Employees,” for biographical information about Mr. Ziirsen.

Nasdaq Compliance

On April 26, 2021, we received a notice from Nasdaq’s Listing Qualifications Department stating that, for the 30 consecutive business days ending April 23, 2021, the closing bid price for the Ordinary Shares had been below the minimum of $1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that we would be afforded 180 calendar days (until October 25, 2021) to regain compliance with the minimum bid price requirement. In order to regain compliance, the closing bid price for the Ordinary Shares must be at least $1.00 per share for a minimum of ten consecutive business days. The notification letter also stated that in the event we do not regain compliance within the 180-day period, we may be eligible for additional time.

The Nasdaq notification did not have any immediate effect on the listing of the Ordinary Shares, and the Ordinary Shares continue to trade uninterrupted under the symbol “NAKD”. Naked management intends to actively monitor the bid price for the Ordinary Shares and will consider all available options to regain compliance with the Nasdaq minimum bid price requirement.

Financing Transactions

February 2021 Private Placement

On February 24, 2021, we entered into a securities purchase agreement, or the “February 2021 SPA,” with certain accredited investors, pursuant to which we agreed to sell in a private placement an aggregate of US$100,000,000 of units, each unit consisting of one Ordinary Share and one warrant to purchase Ordinary Shares, or the “February 2021 Warrants.” On March 10, 2021, we entered into an amendment to the February 2021 SPA, which reduced the price per unit sold under the February 2021 SPA and made certain changes to the form of the February 2021 Warrant to, among other things, reduce the initial exercise price and limit the number of ordinary shares which may be issued upon a Black-Scholes value cashless exercise of the February 2021 Warrant (as more fully described below), by increasing the floor price specified in the warrants, lowering the underlying price used in the calculation of the Black-Scholes value per warrant and establishing a maximum number of Ordinary Shares that may be issued under the warrants. On the same day, we consummated the sale of the units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 Ordinary Shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million.

The February 2021 Warrants have an exercise price of US$0.935 per share and will expire on March 10, 2026. The February 2021 Warrants contain a Black-Scholes cashless exercise feature, which permits the February 2021 Warrants to be exercised on a cashless basis for a number of Ordinary Shares equal to the Black-Scholes value per share, multiplied by the number of Ordinary Shares as to which the warrant is being exercised, divided by the closing bid price on Nasdaq as of two trading days prior to the exercise date, as reported by Bloomberg (but not less than a specified floor price). For this purpose, the Black-Scholes value per share is calculated using an underlying price equal to US$0.95 (as may be adjusted for stock dividends, subdivisions, or combinations); a risk-free interest rate corresponding to the U.S. Treasury rate; a strike price equal to the $0.935 exercise price; an expected volatility equal to 135%; and a deemed remaining term of five years (regardless of the actual remaining term of the February 2021 Warrant). Accordingly, the Black-Scholes value calculation will not change as a result of future changes in the stock price, risk-free interest rate, volatility or remaining life of the February 2021 Warrants. As a result, the number of Ordinary Shares issued upon exercise of the February 2021 Warrants may substantially exceed 117,647,059 shares. The February 2021 Warrants may not be exercised to the extent the holder or any of its affiliates would beneficially own more than 9.9% of the Ordinary Shares outstanding on the closing date after giving effect to such exercise. Further, in no event will we be required to issue upon exercise of the warrants more than a fixed maximum number of Ordinary Shares specified in the February 2021 Warrants.

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As of the date of this Annual Report, the February 2021 Warrants have been exercised as to 85,468,897 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 142,842,302 Ordinary Shares. These amounts include exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares.

ATM Offerings

On February 24, 2021, we entered into an equity distribution agreement, or the “February EDA,” with Maxim Group LLC, or “Maxim,” pursuant to which we may sell, from time to time, through Maxim, Ordinary Shares having an aggregate offering price of up to US$99,500,000. Sales of Ordinary Shares in the offering, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. We have no obligation to sell any of the ordinary shares under the February EDA and may at any time suspend solicitation and offers under the February EDA. As of April 30, 2021, we sold an aggregate of 69,269,818 ordinary shares pursuant to the February EDA, for gross proceeds of US$69,120,474 (NZ$96,429,232) and net proceeds of US$67,046,860 (NZ$93,536,355), after payment to Maxim of an aggregate of US$2,073,614 (NZ$2,892,877) in commissions.

In addition, we conducted two prior “at the market” offerings through Maxim. On October 19, 2020, we entered into an equity distribution agreement with Maxim, the “October EDA,” pursuant to which we sold an aggregate of 107,036,117 ordinary shares, for gross proceeds of US$49,999,716 (NZ$69,754,068) and net proceeds of US$48,499,724 (NZ$67,661,446), after payment to Maxim of an aggregate of US$1,499,991 (NZ$2,092,622) in commissions. In connection with the execution of the February EDA, we terminated the offering under the October EDA. On August 20, 2020, we entered into an equity distribution agreement with Maxim, as amended on September 25, 2020, or the “August EDA,” pursuant to which we sold an aggregate of 138,252,413 ordinary shares, for gross proceeds of US$17,998,700 (NZ$25,109,793) and net proceeds of US$17,458,739 (NZ$24,356,500), after payment to Maxim of an aggregate of US$539,961 (NZ$753,294) in commissions. In connection with the commencement of sales under the October EDA, we terminated the offering under the August EDA.

Repayment of Credit Facility

Through February 10, 2021, we were party to a facility agreement, originally dated June 27, 2016, as amended from time to time, by and among Bendon, as borrower, us and certain subsidiaries and affiliates of ours, as guarantors, and the BNZ, as lender. Under the facility agreement, BNZ had made available to us and our subsidiaries a revolving credit facility and an instrument facility. On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

Registered Direct Offering

On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,00,330 and other estimated offering expenses.

Corporate Information

Our principal office and registered office is located at Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia, and our telephone number is ++64 9 275 0000. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.nakedbrands.com. The information on our website shall not be deemed part of this prospectus.

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Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Australian) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Australian corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended January 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 32.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 8.

The Securities We May Offer

We may offer ordinary shares, preference shares, warrants, debt securities and/or units, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Ordinary Shares

Each of holder of our ordinary shares is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to the constitution of our company (“Constitution”) and to any rights or restrictions attached to any shares or class of shares, on a show of hands each holder of ordinary shares present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative. Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

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Subject to the Corporations Act 2001 (Cth) (“Corporations Act”) and any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preference Shares

Subject to the Corporations Act, our Constitution authorizes the issuance of preference shares, including preference shares which are, at the option of the Company or the holder, convertible into ordinary shares. Each preference share will confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares will have limited voting rights. We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

Subject to any covenants we may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risk factors described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline and you could lose all or a part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our restructuring initiatives;
●	expectations regarding industry trends and the size and growth rates of addressable markets;
●	our business plan and our growth strategies, including plans for acquisitions and expansion to new markets and new products; and
●	expectations for seasonal trends.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC, as well as the following risks:

●	our reliance on our Frederick’s of Hollywood brand.
●	our ability to protect or preserve our brand image and proprietary rights;
●	our ability to satisfy changing consumer preferences;
●	an economic downturn affecting discretionary consumer spending;
●	our ability to manage our growth effectively;
●	the success of our business restructuring;
●	our ability to raise any necessary capital;
●	poor performance during our peak season affecting our operating results for the full year;
●	our ability to manage our product distribution given our reliance on third-party distribution/fulfilment;
●	the success of our marketing programs;
●	the impact of the COVID-19 pandemic.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

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DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. In the event that there is substantial disparity between the public offering price of the securities to be issued and the effective cost to directors or senior management or affiliated persons of equity securities acquired by them during the last five years, or which they have the right to acquire, a comparison of the public contribution in the proposed public offering and the effective cash contributions of such persons, as well as the amount and percentage of immediate dilution resulting from the offering, will be contained in the prospectus supplement. We will also disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at January 31, 2021 on an historical basis and on a pro forma basis, after giving effect to the transaction described in the notes table.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

In Thousands of NZ$ and US$	As at January 31, 2021 (Historical)		As at January 31, 2021 (Pro Forma)(1)(2)
	NZ$	US$ (3)	NZ$	US$ (3)
Borrowings	17,495	12,540	0	0
Share Capital	338,498	242,635	633,146	453,839
Accumulated Losses	(244,941)	(175,574)	(245,505)	(175,978)
Reserves	(4,366)	(3,130)	(4,366)	(3,130)
Total Capitalization	106,686	76,473	383,275	274,731

(1)	The pro forma information reflects the following transactions:

●	On February 1, 2021, we closed on the sale of 29,415,000 ordinary shares in a public offering to certain institutional investors at a price of $1.70 per share, for gross proceeds of US$50,005,500. Maxim acted as the sole placement agent in connection with the Offering. The net proceeds to the Company from the offering were approximately US$46,900,000 (NZ$65,429,688), after deducting the placement agent’s fees of US$3,000,330 and other estimated offering expenses. Gross proceed less agents fees of approximately, US$47.0 million was taken to Share Capital with the expense of US$0.1 million impacting Accumulated Losses.

●	On February 10, 2021, we paid approximately US$10,394,000 (NZ$14,500,000) to BNZ, which constituted repayment in full of all amounts due under the facility with BNZ, and the facility was terminated.

●	On February 25, 2021, we exchanged the Prior Note issued in April 2020 for 4,002,789 ordinary shares. The table reflects the exchange of notes at the carrying value of US$2,152,000 (NZ$3,002,000) as at 31 January, 2021. This had the effect of reducing Borrowings and increasing Share Capital.

●	On March 10, 2021, we consummated the sale of $100,000,000 of units pursuant to the February 2021 SPA. The purchase price per unit was US$0.85, resulting in the issuance of an aggregate of 117,647,059 Units (representing an aggregate of 117,647,059 ordinary shares and 117,647,059 February 2021 Warrants). We granted a financing rebate to the investors, resulting in net proceeds to us, after offering expenses, of approximately US$94.9 million (NZ$132.4 million) with the effect of increasing Share Capital by that amount. As of May 14, 2021, the February 2021 Warrants have been exercised as to 68,362,352 Ordinary Shares, pursuant to the Black-Scholes cashless exercise provision, for an aggregate issuance of 114,787,027 ordinary shares. These amounts exclude exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. The financial liability associated with the warrants is yet to be determined. When recognized, there will be no material net impact on the table above, as any impact will have equal, but opposite effects, on each of Share Capital and Accumulated Losses.

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●	Through May 14, 2021, pursuant to the February EDA, we sold an aggregate of 69,269,818 ordinary shares, for gross proceeds of US$69.1 million (NZ$96.4 million) and net proceeds of US$67.0 million (NZ$93.5 million), after payment to Maxim of an aggregate of US$2.1million (NZ$2.9 million) in commissions. As a result, Share Capital increased by the value of the net proceeds of US$67.0 million.

(2)	The pro forma information excludes the following transactions:

●	On April 30, 2021, we signed the Bendon Share Sale Agreement with JADR Holdings Pty Limited as trustee for the DR Family Trust No 2, an entity affiliated with Justin Davis-Rice, and Matana Intimates Holdings Trustee Limited as trustee for the Matana Intimates Holding Trust, an entity affiliated with Anna Johnson, and simultaneously consummated the Bendon Sale contemplated thereby. Pursuant to the Bendon Share Sale Agreement, we sold all of the issued share capital in Bendon together with any accrued rights free from encumbrances for the consideration described below on the terms and conditions set out in the Bendon Share Sale Agreement. The Bendon Sale had an economic close of January 31, 2021 notwithstanding that closing of the Bendon Sale occurred on April 30, 2021.

Interim Bendon Sale consideration is as follows:

	NZ$	US$
Inventory adjustment payment	4.8m	3.4m
Intercompany debt forgiveness	43.6m	31.3m
Buyers costs	0.3m	0.2m
BNZ loan repayment	14.5m	10.4m
Total interim consideration	63.2m	45.3m

The effect of the Bendon Sale has not been included in the pro forma information because completion accounting has not been finalised and is, amongst other things, subject to finalisation of a completion adjustment for actual Net Cash/(Debt) and actual Net Working Capital at the Accounts Date (January 31, 2021). The completion adjustments are to be prepared within 30 days after Completion (April 30, 2021). If no further adjustments resulted from the final completion accounting or purchase accounting then the Accumulated Losses in the able above would be increased by the amount of the interim consideration.

(3)	In this prospectus certain New Zealand dollar amounts have been translated into United States dollars at the rate as at January 31, 2021 of NZ$1 = US$0.7168. Such translations should not be construed as representations that the New Zealand dollar amounts represent, or have been or could be converted into, United States dollars at that or any other rate.

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in “Description of Capital Shares—Ordinary Shares.”

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended January 31, 2021, which are incorporated by reference in this prospectus.

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DESCRIPTION OF CAPITAL SHARES

General

Our corporate affairs are principally governed by our Constitution and the Corporations Act. The rights and restrictions attaching to the ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below.

Australia does not have a limit on the authorized share capital that may be issued and does not recognize the concept of par value. Subject to restrictions on the issue of securities in our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options on any terms, with the rights and restrictions and for the consideration that our board of directors determine. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options.

Ordinary Shares

As of May 14, 2021, 781,704,296 ordinary shares are issued and outstanding, which does not include:

●	approximately 32,178,161 ordinary shares underlying the February 2021 Warrants. This amount includes exercises as to 17,106,545 shares, for which notices of exercise have been received but the shares have not yet been issued, which will result in the issuance 28,055,275 ordinary shares. However, the actual number of shares issuable upon exercise of the February 2021 Warrants may be substantially more than the foregoing amount, depending, among other things, on whether the February 2021 Warrants are exercised through a Black-Scholes cashless exercise. In such event, the number of shares issuable upon exercise of the February 2021 Warrants would depend on the market price of the ordinary shares at the time of exercise. We cannot predict the market price of our ordinary shares at any future date, and therefore, we are unable to accurately forecast or predict the total amount of shares that ultimately may be issued; and

●	535,987 ordinary shares underlying our outstanding warrants (other than the July Purchase Warrant).

Dividend Rights

Subject to the Corporations Act, ordinary shareholders are entitled to receive such dividends as may be declared by the directors. If the directors determine that a final or interim dividend is payable, it is (subject to the terms of issue on any shares or class of shares) paid on all shares proportionate to the amount for the time being paid on each share. Dividends may be paid by cheque, electronic transfer or any other method as the board determines.

The directors have the power to capitalize and distribute the whole or part of the amount from time to time standing to the credit of any reserve account or otherwise available for distribution to shareholders. The capitalization and distribution must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Subject to the Corporations Act and the Nasdaq rules, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

Voting Rights

Each of our ordinary shareholders is entitled to receive notice of and to be present, to vote and to speak at general meetings. Subject to any rights or restrictions attached to any shares, on a show of hands each ordinary shareholder present has one vote and, on a poll, one vote for each fully paid share held, and for each partly paid share, a fraction of a vote equivalent to the proportion to which the share has been paid up. Voting may be in person or by proxy, attorney or representative.

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Two shareholders must be present to constitute a quorum for a general meeting and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business.

Variation of Class Rights

The Corporations Act provides that if a company has a constitution that sets out the procedure for varying or cancelling rights attached to shares in a class of shares, those rights may be varied or cancelled only in accordance with the procedure.

The rights attached to ordinary shares may only be varied with the consent in writing of members holding at least three-quarters of the shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.

Preemptive Rights

Ordinary shareholders do not have preemptive rights.

Preference Shares

As of May 14, 2021, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Corporations Act, our Constitution and set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Corporations Act, all of the provisions of our Constitution and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and constitution that contains the terms of the issue of preference shares.

General

We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or converted to ordinary shares. Each preference share confers on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favour of holders of those shares only; and (v) vote at any general meeting, but only in certain limited circumstances.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

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●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights

Holders of preference shares generally will have no voting rights except as set forth below. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Preference shares may vote at a general meeting only in the following circumstances: (i) on a proposal to reduce the share capital of the Company, or that would affect the rights attached to the preference share, or to wind up the Company or for the disposal of the whole of the property, business, and undertaking of our company, (ii) on a resolution to approve the terms of a buy-back agreement, (iii) during the period in which dividends on any preference shares are in arrears, (iv) during the winding up of our company, and (v) in other circumstances as required by the listing rules of Nasdaq or another exchange that is our primary stock exchange.

Dividend Rights

Holders of our preference shares are entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue. Subject to the Corporations Act and the rules of Nasdaq, the directors may pay a dividend out of any fund or reserve or out of profits derived from any source.

The directors may decide at the time of issue to designate a bonus issue or to capitalize our company’s profits in favor of the holders of preference shares only. The bonus issue, or the capitalization, must be in the same proportions which the shareholders would be entitled to receive if distributed by way of a dividend.

Conversion and Redemption Rights

The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preference shares will be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

Constitution and Corporations Act

The summary below relates to our Constitution as currently in effect. The summary below is of the key provisions of our Constitution and does not purport to be a summary of all of the provisions thereof or of all relevant provisions of Australian law governing the management and regulation of Australian companies.

Incorporation

We were incorporated in Australia on May 11, 2017 under the Corporations Act with company registration number ACN 619 054 938. We are an Australian public limited company.

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Objects and Purposes

Our Constitution grants us full power and authority to exercise any power, take any action or engage in any conduct which the Corporations Act permits a company limited by shares to exercise, take or engage in.

Directors

There must be a minimum of three directors and a maximum of 12 directors unless our shareholders in general meeting resolves otherwise. The directors may set a maximum number of directors less than the current maximum in accordance with the Corporations Act and the Nasdaq rules. Where required by the Corporations Act or Stock Market Rules, we must hold an election of directors each year. No director, other than the managing director, may hold office without re-election beyond the third annual general meeting following the meeting at which the director was last elected or re-elected. A director appointed to fill a casual vacancy, who is not a managing director, holds office until the conclusion of the next annual general meeting following his or her appointment. If there would otherwise not be a vacancy, and no director is required to retire, then the director who has been longest in office since last being elected must retire. If a number of directors were elected on the same day, the directors to retire are (in default of agreement between them) determined by ballot.

Our Constitution provides that no person shall be disqualified from the office of director or prevented by such office from contracting with us, nor shall any such contract or any contract or transaction entered into by or on our behalf in which any director shall be in any way interested be or be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to us for any profit realised by or arising in connection with any such contract or transaction by reason of such director holding office or of the fiduciary relationship thereby established. A director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. However, a director who has a material personal interest in a matter that is being considered by the directors must not be present at a meeting while the matter is being considered nor vote on the matter, except where permitted by the Corporations Act.

Each director is entitled to remuneration from our company for his or her services as decided by the directors but the total amount provided to all directors for their services as directors must not exceed in aggregate in any financial year the amount fixed by us in general meeting. The remuneration of an executive director must not include a commission on, or a percentage of, profits or operating revenue. Remuneration may be provided in the manner that the directors decide, including by way of non-cash benefits. There is also provision for directors to be paid extra remuneration (as determined by the directors) if they devote special attention to our business or otherwise perform services which are regarded as being outside of their ordinary duties as directors or, at the request of the directors, engage in any journey on our business. Directors are also entitled to be paid all travelling and other expenses they incur in attending to our affairs, including attending and returning from general meetings or board meetings, or meetings of any committee engaged in our business.

Directors also may exercise all the powers of the company to borrow or raise money, to charge any of the company’s property or business or any of its uncalled capital, and to issue debentures or give any security for a debt, liability or obligation of the company or of any other person.

General Meetings

A general meeting of shareholders may be called by a directors’ resolution or as otherwise provided in the Corporations Act. The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at a general meeting may also call, and arrange to hold, a general meeting themselves. In addition, where it is impracticable to call the meeting in any other way, the Court may order a meeting of our members to be called.

The Corporations Act requires at least 21 clear days of notice to be given for a general meeting. Notice of a general meeting must be given to each person who, at the time of giving the notice, is a member, director or auditor of ours, or is entitled to a share because of the death of a shareholder (and who has satisfied the directors of his or her right to be registered as the holder of, or to transfer, the shares).

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The notice of meeting must include the date and time of the meeting, the location, an electronic address, planned business for the meeting, information about any proposed special resolutions and information about proxy votes.

Changes in Capital

Australia does not have a limit on the authorized share capital that may be issued and do not recognize the concept of par value under Australian law.

Indemnity

We must indemnify our current and past directors and other executive officers on a full indemnity basis and to the fullest extent permitted by law against all liabilities incurred by the director or officer as a result of their holding office or a related body corporate.

We may also, to the extent permitted by law, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each director and officer against any liability incurred by the director or officer as a result of their holding office or a related body corporate.

Disposal of assets

The Corporations Act does not specifically preclude a company from disposing of its assets, or a significant portion of its assets. Subject to any other provision which may apply (such as those provisions relating to related party transactions summarized above), a company may generally deal with its assets as it sees fit without seeking shareholder approval.

Rights of non-resident or foreign shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership or disposal of shares in an Australian company by non-resident or foreign shareholder. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership and disposal of our shares by non-resident or foreign shareholders.

Exchange Act Registration; Listing of our Securities

Our ordinary shares are registered under the Exchange Act and trade on Nasdaq under the symbol “NAKD.” The last sale price of our ordinary shares on May 17, 2021 was US$0.57 per share. As of the date of this prospectus, no other class of securities that we may offer hereunder is listed on any national securities exchange or automated quotation system.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

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Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell or issue the securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the securities covered by this prospectus does not mean that the securities will be offered or sold.

Securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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Securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, securities offered by us under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates.

Itemized expense	Amount
SEC registration fee	$40,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$15,500
Transfer agent and registrar fees	$5,000
Miscellaneous	$5,000
Total	$80,500

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Mills Oakley, Sydney, Australia, will pass upon the validity of the ordinary shares and preferred shares offered in this prospectus and on matters of Australia law.

EXPERTS

The financial statements as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021, incorporated by reference in this registration statement, have been so included in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are an Australian company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Australia would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

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We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 18, 2021;

●	our reports on Form 6-K filed with the SEC on February 1, 2021, February 23, 2021, February 25, 2021, March 1, 2021, March 12, 2021, March 30, 2021, April 21, 2021, April 23, 2021, April 29, 2021, and April 30, 2021; and

●	the description of our ordinary shares contained in our registration statement on Form 8-A (No. 001-38544) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Naked Brand Group Limited, Attn: Mr. Justin Davis-Rice, Unit 7, 35-39 William Street, Double Bay, NSW 2028, Australia. Such documents may also be accessed free of charge on our website at www.nakedbrands.com.

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US$300,000,000

Ordinary Shares

NAKED BRAND GROUP LIMITED

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Prospectus Supplement

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Maxim Group LLC

November 8, 2021